                                                                    EXHIBIT 10.5

This Note and Warrant Purchase Agreement (the "Purchase Agreement") contains certain representations and warranties (the "Representations") by ARTISTdirect, Inc. (the "Company") in favor of the investors named therein (the "Purchasers"). The Purchase Agreement states in Section 13(h) that no person, other than the parties to the agreement, is entitled to rely on the Representations contained in the Purchase Agreement. The Purchase Agreement is filed in accordance with the rules of the Securities and Exchange Commission as a material agreement, and is intended by the Company solely as a record of the material agreement the Company has reached with the Purchasers. The filing of the Purchase Agreement is not intended to waive or modify Section 13(h) thereof, or as a mechanism to update, supersede or otherwise modify prior disclosures of information and risks concerning the Company which the Company has made to its stockholders.

Investors and potential investors should also be aware that certain Representations made to the Purchasers are not intended to be affirmative representations of facts, situations or circumstances, but are instead designed and intended to allocate certain risks between the Company, on the one hand, and the Purchasers, on the other hand. The use of representations and warranties to allocate risk is a standard device in investment and other commercial contracts.

Accordingly, stockholders should not rely on the Representations as affirmations or characterizations of information concerning the Company as of the date of the Purchase Agreement, or as of any other date.


                       NOTE AND WARRANT PURCHASE AGREEMENT

      NOTE AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT"), dated as of July 28, 2005, by and among ARTISTdirect, Inc., a Delaware corporation, with headquarters located at 10900 Wilshire Boulevard, Suite 1400, Los Angeles, California 90024 (the "COMPANY"), the investors listed on the signature pages hereto (collectively, the "INITIAL PURCHASERS"), and U.S. Bank National Association, a national banking association as collateral agent for the Initial Purchasers and all other Holders of the Securities (as defined below) (in such capacity, the "COLLATERAL AGENT").

      WHEREAS:

      A. The Company and the Initial Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the 1933 Act, and Regulation D.

      B. The Initial Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) 11.25% senior secured notes of the Company, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, individually, a "NOTE" and collectively, the "NOTES"), which aggregate principal amount shall be Fifteen Million Dollars ($15,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (as amended or modified from time to time, individually a "WARRANT" and collectively, the "WARRANTS"), with an exercise price of $2.00 per share to acquire up to an aggregate of 3,250,000 shares of the Company's common stock (as exercised, collectively, the "WARRANT SHARES").

      C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      D. The Notes, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES."

      NOW, THEREFORE, the Company and Initial Purchasers hereby agree as follows:

      1.    PURCHASE AND SALE OF NOTES AND WARRANTS

            (a) Purchase of Notes and Warrants.

                  (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 10 and 11 below, the Company shall issue and sell to each Initial Purchaser, and each Initial Purchaser severally, but not jointly, agrees to purchase from the Company on the Closing Date, (x) a principal amount of Notes as is set forth opposite such Initial Purchaser's name in column (3) on the Schedule of Purchasers and (x) Warrants to acquire up to that number of

Warrant Shares as is set forth opposite such Initial Purchaser's name in column
(4) on the Schedule of Purchasers (the "CLOSING").

                  (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Initial Purchasers) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 10 and 11 below at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Los Angeles, California 90071-1448.

                  (iii) Purchase Price. The purchase price for the Warrants shall be $0.25 per share for an aggregate purchase price of Eight Hundred Twelve Thousand Five Hundred Dollars ($812,500) (the "WARRANT PURCHASE PRICE"), and the aggregate purchase price for the Notes shall be Fourteen Million One Hundred Eighty-Seven Thousand Five Hundred Dollars ($14,187,500) (the "NOTE PURCHASE PRICE," and together with the Warrant Purchase Price, the "PURCHASE PRICE"). The Purchase Price for the Notes and Warrants to be purchased by each Initial Purchaser at the Closing shall be the amount set forth opposite such Initial Purchaser's name in column (5) on the Schedule of Purchasers.

            (b) Form of Payment. On the Closing Date, (i) each Initial Purchaser shall pay the Purchase Price allocated to such Purchaser to the Company for the Notes and the Warrants to be issued and sold to such Initial Purchaser at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Initial Purchaser (A) one or more Notes (in the initial principal amounts as such Initial Purchaser shall request) which such Initial Purchaser is then purchasing and (B) one or more Warrants (in the amounts that Initial Purchaser shall request) which such Initial Purchaser is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Initial Purchaser or its designee.

      2.    REPAYMENT OF PRINCIPAL; INTEREST ON NOTES

            (a) The unpaid principal balance of the Notes, together with any and all interest accrued and unpaid thereon, automatically and unconditionally shall be due and payable in cash on that date which is three (3) years and eleven (11) months after the Closing Date (the "MATURITY DATE").

            (b) Interest on the unpaid principal balance of the Notes will accrue at the rate of 11.25% per annum. Accrued (and theretofore unpaid) interest shall be payable quarterly in arrears on the fifteenth day of each March, June, September and December, commencing September 15, 2005 (each, an "INTEREST PAYMENT DATE"), on the date of any repayment or prepayment of principal on the Notes (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Note and any other overdue amount payable hereunder shall, in each case, bear interest at a rate of 13.25% per annum and shall be payable on demand. All interest hereunder will be computed on the basis of twelve 30-day months in a 360-day year for actual days elapsed.

      3.    PREPAYMENTS OF NOTES

            (a) Voluntary Prepayments. The Company shall have the right to prepay the Notes, in whole or in part, at any time and from time to time before the Maturity Date without penalty or premium on three Business Days written notice. Concurrently with each such prepayment, the Company shall pay all accrued and unpaid interest on the principal amount of the Notes which is prepaid.

            (b) Mandatory Prepayments.

                  (i) Prepayments from Excess Cash Flow. Not later than ninety
(90) days after the close of each Fiscal Year, the Company shall apply 60% of its Excess Cash Flow for each Fiscal Year to prepay the principal amount of the Notes, and together with such prepayment, the Company shall pay all accrued and unpaid interest to the date of such prepayment on the principal amount of the Notes being prepaid.

                  (ii) Prepayments from Asset Sale. Not later than five (5) days after the receipt by the Company of any Net Cash Proceeds with respect to any Asset Sale, the Company shall apply such Net Cash Proceeds to prepay the principal amount of the Notes. Concurrently with each such prepayment, the Company shall pay all accrued and unpaid interest on the principal amount of the Notes which is prepaid.

                  (iii) Prepayments from Change of Control. On the date of the consummation of any Change of Control, the Company shall prepay the outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, thereon to the date of prepayment.

            (c) Notice and Procedures.

                  (i) Partial Prepayment. Upon any partial prepayment of the Notes pursuant to this Agreement, the aggregate principal amount of each such prepayment shall be allocated among all of the Notes at the time outstanding in proportion to the respective unpaid principal amounts thereof not theretofore called for prepayment. Upon any partial payment of a Note the holder of such Note may (but shall not be required to), at its option (a) surrender such Note to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note; (b) make such Note available to the Company for notation thereon of the portion of the principal so paid; or (c) mark such Note with a notation thereon of the portion of the principal so paid; provided, that any error in the notation of the principal amount of any Note that has been partially prepaid shall not affect the Company's obligations with respect to the payment of the actual remaining principal amount of such Note.

                  (ii) Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Holders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the respective payment offices of the applicable Holders; funds received by the Holders after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      4.    INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES

            Each Initial Purchaser represents and warrants:

            (a) No Public Sale or Distribution. Such Initial Purchaser is (i) acquiring the Notes and the Warrants, and (ii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Initial Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act and any applicable state securities laws. Such Initial Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Initial Purchaser does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (b) Accredited Investor Status. Such Initial Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Such Initial Purchaser has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. Such Initial Purchaser is not a registered broker dealer or an affiliate of a broker dealer registered under Section 15(a) of the 1934 Act or a member of the National Association of Securities Dealers, Inc. or engaged in the business of being a broker dealer.

            (c) Reliance on Exemptions. Such Initial Purchaser understands that the Securities are being offered and sold to it by the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Initial Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Initial Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Initial Purchaser to acquire the Securities.

            (d) Information. Such Initial Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Initial Purchaser. Such Initial Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Initial Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Initial Purchaser's right to rely on the Company's representations and warranties contained herein. Such Initial Purchaser understands that its investment in the Securities involves a high degree of risk. Such Initial Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (e) No Governmental Review. Such Initial Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (f) Transfer or Resale. Such Initial Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Initial Purchaser shall have delivered to the Company an opinion of qualified counsel reasonably acceptable to the Company, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Initial Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (g) Legends. Such Initial Purchaser understands that the certificates or other instruments representing the Notes and Warrants and, until such time as the resale of the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            [NEITHER] THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE][HAVE BEEN][HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE

            SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall cause its transfer agent to issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, provided such Initial Purchaser provides the Company with reasonable written assurances to the effect that any resale shall be done in accordance with the plan of distribution set forth in the prospectus contained in the effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of qualified counsel reasonably acceptable to Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

            (h) Validity; Enforcement. Such Initial Purchaser has the requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to purchase the Securities in accordance with the terms hereof. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Initial Purchaser and shall constitute the legal, valid and binding obligations of such Initial Purchaser enforceable against such Initial Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (i) Residency. Such Initial Purchaser is a resident of that jurisdiction specified on the Schedule of Purchasers.

      5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as set forth in the Disclosure Schedule, the Company represents and warrants to the Holders of the Securities that:

            (a) Organization and Qualification. The Company and its Subsidiaries are entities duly incorporated or duly formed and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 5(a).

            (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under each of the Transaction

Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and (other than the Stockholder Approval, no further corporate action is required by the Company, its Board of Directors or its stockholders). This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the date hereof, the Company has 1,332,411 shares of Common Stock reserved solely for issuance upon exercise of the Warrants. Immediately following the Closing, the Board will authorize the Company to undertake the actions reasonably necessary to amend its Certificate of Incorporation and seek appropriate Stockholder Approval such that a number of shares of Common Stock shall be duly authorized and reserved for issuance which equals at least 130% of the sum of the maximum number of shares Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities in accordance with this Agreement is exempt from registration under the 1933 Act.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the issuance of the Warrant Shares, when issued) will not (following receipt of the Stockholder Approval) (i) result in a violation of any certificate of incorporation as amended, as specifically described in Section 5(c), certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

            (e) Consents. Except as disclosed on Schedule 5(e), the Company is not required to obtain any consent, authorization or order of, or make any filing (other than the filing with the SEC of a proxy statement on Schedule 14A and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no Knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

            (f) Acknowledgment Regarding Initial Purchasers' Purchase of Securities. The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Initial Purchaser is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the Company's Knowledge, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Initial Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Initial Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Initial Purchaser's purchase of the Securities. The Company further represents to each Initial Purchaser that the decision of the Company and each of the Subsidiaries to enter into the Transaction Documents, as applicable, has been based solely on the independent evaluation by the Company, its Subsidiaries and their representatives.

            (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Initial Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Holder of any Securities harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged Libra Securities, LLC as placement agent (the "AGENT") in connection with this transaction. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

            (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

            (i) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of the Company.

            (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Holder of any Securities as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any ownership of any Holder of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            (k) SEC Documents; Financial Statements. Except as disclosed on
Schedule 5(k), during the two (2) years prior to the date hereof, the Company has filed all SEC Documents. The Company has delivered to each Initial Purchaser or its representatives, true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or subject to year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Initial Purchasers which is not included in the SEC Documents, including, without limitation, information referred to in
Section 4(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

            (l) Absence of Certain Changes. Except as disclosed in the Company's Form 10-QSB for the period ended March 31, 2005 or otherwise in Schedule 5(l), since December 31, 2004, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2004, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000 or (iv) waived any material rights with respect to any Indebtedness or other rights in excess of $100,000 owed to it. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any Subsidiary of the Company is as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing (including the MD Acquisition) will be, Insolvent.

            (m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed on Schedule 5(m), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

            (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has not received notice of and does not have Knowledge of a violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2004, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (p) Sarbanes-Oxley Act. Except as described on Schedule 5(p), the Company's form 10-K for the year ended December 31, 2004 or in the Form 10-QSB for the quarter ended March 31, 2005, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to the Company, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and applicable to the Company, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

            (q) Transactions With Affiliates. Except as described in the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options and transactions with Affiliates disclosed on
Schedule 5(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock, of which as of the date hereof, 3,825,019 are issued and 3,502,117 are outstanding, 1,565,710 shares are reserved for issuance pursuant to the Company's stock option, purchase plans and pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share, of which as of the date hereof none of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 5(r): (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement or any other registration rights granted to certain other investors financing the MD Acquisition or any finder's fees paid or payable in connection with this Agreement or any other financing transactions closing in connection with the MD Acquisition); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and
(ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those (A) incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses or (B) incurred in connection with the MD Acquisition and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Initial Purchasers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

            (s) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or in Schedule 5(s), neither the Company nor any of its Subsidiaries
(i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 5(s) provides a detailed description of the material terms of any such outstanding Indebtedness.

            (t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors, except as set forth in Schedule 5(t).

            (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are satisfactory. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (w) Title. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

            (x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 5(x), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding pending, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

            (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (z) Subsidiary Rights. Except as set forth in Schedule 5(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

            (aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required to be made or filed by any jurisdiction to which it is subject, (ii) has paid or accrued all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid or unaccrued taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Except as disclosed on Schedule 5(aa), neither the Company nor its Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Neither the Company nor its Subsidiaries is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

            (bb) Internal Accounting Controls. Except as set forth in the SEC Documents and on Schedule 5(bb), the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

            (cc) Ranking of Notes. Except as set forth on Schedule 5(cc), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

            (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (ee) Disclosure. Other than in connection with the acquisition of MediaDefender, Inc. (the "MD ACQUISITION"), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Initial Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Initial Purchasers and the other Holders will rely on the foregoing representations in effecting transactions in securities of the Company. The Company has provided each of the Initial Purchasers with a true, correct and complete copy of all of the executed documentation in connection with the MD Acquisition (the "MD DOCUMENTS"). All of the representations and warranties, including those of MediaDefender, Inc., contained in the MD Documents are true and correct as of the date hereof. All disclosure provided in this Agreement and the Schedules hereto are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Except as set forth in Schedule 5(ee), no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (ff) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders a legal, valid and enforceable security interest in all right, title and interest of the Company and the Guarantors in the Security Agreement Collateral, and the Collateral Agent, for the benefit of the Collateral Agent and the Holders, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein to the extent the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC, subject to no other Liens other than Permitted Liens.

            (gg) The provisions of the Trademark Security Agreement, taken together with the Security Agreement, are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders a legal, valid and enforceable security interest in all right, title and interest of the Company and the Guarantors in the Trademark Collateral, and the Collateral Agent, for the benefit of the Collateral Agent and the Holders, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Trademark Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Trademark Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Trademark Security Agreement will create a perfected security interest in the Trademark Collateral to the extent the Trademark Collateral consists of the type of property in which a security interest may be perfected by such filing and recordation; provided, that additional action may be required under the UCC with respect to proceeds.

            (hh) The provisions of the Patent Security Agreement, taken together with the Security Agreement, are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders a legal, valid and enforceable security interest in all right, title and interest of the Company and the Guarantors in the Patent Collateral, and the Collateral Agent, for the benefit of the Collateral Agent and the Holders, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Patent Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Patent Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Patent Security Agreement will create a perfected security interest in the Patent Collateral to the extent the Patent Collateral consists of the type of property in which a security interest may be perfected by such filing and recordation; provided, that additional action may be required under the UCC with respect to proceeds.

            (ii) The provisions of the Copyright Security Agreement, taken together with the Security Agreement, are effective to create in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders a legal, valid and enforceable security interest in all right, title and interest of the Company and the Guarantors in the Copyright Collateral, and the Collateral Agent, for the benefit of the Collateral Agent and the Holders, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Copyright Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the

Copyright Security Agreement in the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Copyright Security Agreement will create a perfected security interest in the Copyright Collateral to the extent the Copyright Collateral consists of the type of property in which a security interest may be perfected by such filing and recordation; provided, that additional action may be required under the UCC with respect to proceeds.

            (jj) The security interests created in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Holders, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Collateral described therein, subject to no security interests of any other Person. Assuming the continued possession by the Collateral Agent of the Pledged Collateral constituting certificated securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Collateral under the Pledge Agreement to the extent such Pledged Collateral constitutes certificated securities.

            (kk) Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company or any Subsidiary or any rights relating thereto.

            (ll) Schedule 5(ll) hereto sets forth the account numbers and locations of all bank accounts (including, without limitation, all deposit accounts, investment accounts, securities accounts and brokerage accounts) of the Company and its Subsidiaries

      6.    COVENANTS

            (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Holder of the Securities promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Initial Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Initial Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Warrant Shares and none of the Notes or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable period) all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the MD Acquisition and costs and expenses related thereto and for general working capital purposes and not for (i) repayment of any other outstanding pari passu or junior Indebtedness of the Company or (ii) redemption or repurchase of any of its equity securities.

            (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, (A) a copy of its Annual Reports on Form 10-K or 10-KSB, (B) a copy of its quarterly reports on Form 10-Q, (C) any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, (D) any Current Reports on Form 8-K and (E) any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            (f) Listing. To the extent required, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(f).

            (g) Fees. The Company shall reimburse the Initial Purchasers and JMB Capital Partners for all reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby regardless of whether or not the transactions contemplated hereby actually occur. To secure the Company's obligation, the Company has made an initial expense deposit of Fifty Thousand Dollars ($50,000) upon execution of the term sheet, and such deposit was delivered to JMB Capital Partners. The Company shall also reimburse the Collateral Agent and the Holders for all reasonable out-of-pocket expenses incurred in connection with the custody or preservation of the Collateral and all reasonable out-of-pocket expenses incurred in connection with the performance of any of their rights and obligations under the Transaction Documents and any consents, amendments, waivers or other modifications thereto, and, including without limitation, all reasonable fees, expenses and disbursements of counsel to the Collateral Agent and/or the Holders in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Collateral Agent. The Company shall pay, and hold each Holder of the Securities harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Initial Purchasers.

            (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 4(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of
Section 4(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (i) Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York Time, on the fourth Business Day following the date of this Agreement, the Company shall file a press release and a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the form of Warrant, the Registration Rights Agreement) and the MD Documents as exhibits to such filing (including all attachments, the "INITIAL 8-K FILING"). On or before 5:30 p.m., New York Time, on the fourth Business Day following the date of the signing and closing of the MD Acquisition, the Company shall file a press release and a Current Report on Form 8-K describing the MD Acquisition in the form required by the 1934 Act and attaching the MD Documents (including, without limitation, Agreement and Plan of Merger (the "MERGER AGREEMENT")(and all schedules to the Merger Agreement) (including all attachments, the "MD 8-K FILING"). From and after the filing of the Registration Statement with the SEC, the Company, any of its Subsidiaries or MediaDefender, Inc., or any of their respective officers, directors, employees or agents, shall not provide to any Holder of the Securities any material nonpublic information that is not disclosed in the Registration Statement filing. The Company shall not, and shall instruct each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to provide any Holder of the Securities with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Registration Statement with the SEC without the express written consent of such Holder. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, any Holder of the Securities shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Holder of the Securities shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Holder of the Securities shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Holder of the Securities, to make any press release or other public disclosure with respect to such transactions
(i) in substantial conformity with the Initial 8-K Filing and the MD 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Holder of the Securities shall be consulted by the Company in connection with and given an opportunity to review any such press release or other public disclosure prior to its release).

            (j) Restriction on Redemption and Cash Dividends. Except as permitted pursuant to Section 7(b), so long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the Required Holders.

            (k) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Holder beneficially owns any Securities, the Company will not issue any Notes other than to the Holders of the Securities as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For as long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For as long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

            (l) Corporate Existence. So long as any Holder beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

            (m) Reservation of Shares. Immediately following the Closing and continuing until the Warrants are exercised or the Warrants expire, the Company shall take all action necessary to have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the shares of Common Stock issuable upon exercise of the Warrants.

            (n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            (o) Integration. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 5(h) that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            (p) Registration Statement Eligibility. The Company shall use its best efforts to maintain its eligibility to use the registration statement that it files with the SEC so that it is available for the registration of the resale of the Registrable Securities, as defined in the Registration Rights Agreement.

            (q) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and the Company agrees not to take a position contrary to this
Section 6(q).

            (r) Stockholder Approval. The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than twenty (20) days after the date hereof, an information statement (the "INFORMATION STATEMENT"), substantially in the form that has been previously reviewed and reasonably approved by the Initial Purchasers and a counsel of their choice, informing the stockholders of the Company of the receipt of the consents of the requisite stockholders approving resolutions increasing the authorized number of shares of common stock from 15,000,000 shares to 60,000,000 shares (the "STOCKHOLDER APPROVAL"). The Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the stockholders of the Company (the "STOCKHOLDER MEETING"), which shall be promptly called and held not later than June 30, 2006 (the "STOCKHOLDER MEETING DEADLINE") soliciting each such stockholder's affirmative vote for approval of, to the extent not previously adopted, the amended forms of Certificate of Incorporation and By-Laws of the Company in substantially the forms attached as Exhibit Q and Exhibit R hereto, respectively (such affirmative approval being referred to herein as the "STOCKHOLDER CONSENT"), and the Company shall use its best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Consent by the Stockholder Meeting Deadline. If, despite the Company's best efforts the Stockholder Consent is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Consent is obtained.

            (s) Audit of MD Financial Statements. The Company shall promptly after the Closing Date have a qualified accounting firm registered with the Public Company Accounting Oversight Board audit the financial statements of MediaDefender, Inc. and its subsidiaries, which audit shall be conducted in accordance with generally accepted accounting principals and completed on or prior to seventy-five (75) days after the Closing Date.

            (t) Management Letters. Promptly upon receipt thereof, the Company shall deliver to the Holders a copy of any "management letter" received from its certified public accountants and management's response thereto.

            (u) Compliance Certificate. Concurrently with the deliver of the annual and quarterly financial statements pursuant to Section 6(e), a certificate of the president, the chief financial officer, chief accounting officer or the treasurer of the Company to the effect that, to the best of such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Section 7(h), at the end of such fiscal quarter or year, as the case may be;
(y) state whether any change in GAAP or the application thereof has occurred since the Closing Date and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (z) if delivered with the annual financial statements, set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Fiscal Year.

            (v) Execution of Subsidiaries Guaranty and Security Documents by Future Subsidiaries. If any Person becomes a Subsidiary of the Company or any of its Subsidiaries after the Closing Date, (A) the Company will promptly notify the Collateral Agent of that fact and cause (x) such Subsidiary to execute and deliver to the Collateral Agent a counterpart of the Guaranty, (y) such Subsidiary to execute and deliver to the Collateral Agent a counterpart of the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Patent Security Agreement and to take all such further action and execute all such further documents and instruments as may be required to grant and perfect in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Holders, a first-priority security interest in all of the Collateral owned by such Subsidiary (subject only to Permitted Liens) and (z) the parent of such Subsidiary to effect the pledge by such parent to the Collateral Agent on behalf of the Collateral Agent and the Holders of all of the equity interests in such Subsidiary; (B) the Company shall deliver to the Collateral Agent (v) certified copies of such Subsidiary's Articles or Certificate of Incorporation (or equivalent organizational document), together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation (or equivalent document, if any), each to be dated a recent date prior to their delivery to the Collateral Agent, (w) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the Collateral Agent, (x) originally executed counterparts of any documents required to be delivered by such Subsidiary pursuant to the clause (A) above, together with a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (i) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiaries Guaranty and the Security Documents to which such Subsidiary is a party and (ii) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiaries Guaranty and such Security Documents are in full force and effect and have not been modified or rescinded, (y) the certificate or certificates evidencing all of the equity interests in such Subsidiary required to be delivered pursuant to the clause (A) above, and (z) a favorable opinion of counsel to the Company and such Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent, as to (i) the due organization and good standing of such Subsidiary, (ii) the due authorization, execution and delivery by such Subsidiary of the Subsidiaries Guaranty and such Security Documents to which such Subsidiary is a party, (iii) the enforceability of the Subsidiaries Guaranty and such Security Documents against such Subsidiary, and (iv) such other matters as the Collateral Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Collateral Agent.

            (w) Notice of Bank Accounts. The Company will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing of any such Person creating or opening any additional bank accounts simultaneously with the opening of such accounts.

            (x) Account Control Agreements. The Company will, and will cause each of the its Subsidiaries to, cause all cash receipts, checks and cash proceeds of accounts receivable and other Collateral of the Company and its Subsidiaries to be deposited only into depository accounts with financial institutions that have entered into account agreements in substantially the form of Exhibit O hereto or another form reasonably acceptable to the Collateral Agent (such account control agreements referred to herein as "ACCOUNT CONTROL AGREEMENTS" and such depository accounts with financial institutions that have entered into such Account Control Agreements referred to herein as "CONTROLLED ACCOUNTS"). The Account Control Agreements shall provide that at any time following the occurrence of an Event of Default, the Collateral Agent shall be entitled to direct the financial institutions party thereto to cause all funds of the Company and its Subsidiaries held in the Controlled Accounts at such financial institutions to be transferred immediately and at any time thereafter to the Collateral Agent to be applied to the Obligations or held as Collateral, as the Collateral Agent deems appropriate.

            (y) Issuances Pursuant to Approved Stock Plans.

                  (i) From and after the date hereof until the date that is the one year anniversary of the Closing Date, the Company shall not issue pursuant to an Approved Stock Plan (as defined in the Warrant) shares of Common Stock, Options or Convertible Securities in an amount which exceeds, in the aggregate, 15% of the outstanding shares of Common Stock of the Company on a fully diluted basis (excluding warrants or options having an exercise price greater than $2.00).

                  (ii) From and after the one (1) year anniversary of the Closing Date, the Company shall not in any 365 day period, at any time while any of the Notes remain outstanding, issue shares of Common Stock, Options or Convertible Securities pursuant to an Approved Stock Plan in an amount which exceeds, in the aggregate, 4% of the outstanding shares of Common Stock of the company on a fully diluted basis (excluding warrants or options having an exercise price greater than $2.00, as adjusted for any stock split, stock dividend, stock combination or other similar transaction) at the beginning of such 365 day period.

            (z) Lock-up Agreements. The Company agrees to use its best efforts to ensure that the provisions of the Lock-up Agreements delivered pursuant to the Securities Purchase Agreement are complied with in all respects, and agrees that the Lock-up Agreements shall not be added to, amended or otherwise modified in any respect without the prior written consent of the Initial Purchasers.

            (aa) Voting Agreements. The Company agrees to use its best efforts to ensure that the provisions of the Voting Agreements delivered pursuant to the Securities Purchase Agreement are complied with in all respects, and agrees that the Voting Agreements shall not be added to, amended or otherwise modified in any respect without the prior written consent of the Initial Purchasers.

            (bb) Further Assurances. The Company will, and will cause each of their Subsidiaries, at the expense of the Company, to make, execute, endorse, acknowledge, record, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances, instruments or documents and take such further steps may be necessary or desirable to establish, perfect, preserve and protect the Liens relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.

      7. NEGATIVE COVENANTS. The Company hereby covenants and agrees that until the satisfaction in full of the Notes and the exercise of the Warrants, it will fully and timely perform all covenants in this Article 7:

            (a) Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except

                  (i) Indebtedness incurred pursuant to this Agreement and the other Transaction Documents;

                  (ii) Indebtedness incurred pursuant to the Convertible Subordinated Notes; and

                  (iii) additional Indebtedness incurred by the Company and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding.

            (b) Restricted Payments. (i) The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Qualified Capital Stock to holders of such Capital Stock, (b) redeem or repurchase any Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) and (c) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default shall have occurred and be continuing or (ii) the Company is not in compliance with Section 7(h) or
(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment but excluding Restricted Payments pursuant to clause (2) of the next paragraph) made subsequent to the Closing Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum (the "BASKET") of (without duplication): (v)

50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income for any fiscal quarter shall be a loss, minus 100% of such loss) of the Company earned subsequent to the end of the first fiscal quarter ended after the Closing Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus (w) 100% of the aggregate net proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Closing Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (y) without duplication of any amounts included in the calculation of Consolidated Net Income, the sum of (1) the aggregate amount returned in cash on or with respect to investments treated as Restricted Payments whether through interest payments, principal payments, dividends or other distributions or payments, and (2) the net proceeds received by the Company or any Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company);

            (ii) Notwithstanding the foregoing, so long as there shall exist no Default or Event of Default, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; provided, however, that no transaction pursuant to this clause (2) shall increase the Basket; (3) the repurchase by the Company or any of the Company's Subsidiaries of outstanding shares of Common Stock of the Company (or options to purchase such Common Stock) held by directors, employees or former directors or employees of Company or any of its Subsidiaries pursuant to any Management Agreements, provided that the aggregate amount of such payments, dividends or other advances made by the Company or any of the Subsidiaries does not exceed $250,000 in any fiscal year; and (4) additional Restricted Payments aggregating up to $250,000.

            (c) Limitation on Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith with respect to Asset Sales in excess of $250,000 by the Company's Board of Directors); and
(ii) the Company shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds in accordance with Section 3(b)(ii).

            (d) Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed by the Company or any other Subsidiary; or (c) transfer any of its property or assets to the Company or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; and (2) this Agreement.

            (e) Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures any (i) trade payables or
(ii) any Indebtedness of the Company which is expressly by its terms subordinated in right of payment to any other Indebtedness of the Company, unless in the case of clause (ii) the Notes are secured by a Lien on such asset or property that is (x) pari passu with such other Indebtedness if such other Indebtedness is pari passu with the Notes or (y) if such other indebtedness is subordinated to the Notes, senior in priority to the Lien securing such other Indebtedness, in each case, until such time as such obligations are no longer secured by a Lien.

            (f) Senior Subordinated Debt. The Company will not, and will not permit its Subsidiaries to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes, and expressly subordinate in right of payment to any other Indebtedness of the Company or the Subsidiaries.

            (g) Merger, Consolidation and Sale of Assets. (i) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume (in form and substance reasonably satisfactory to the Required Holders), the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Agreement on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted or anticipated to be granted in connection with or in respect of the transaction), no Default shall have occurred and be continuing; and (iii) the Company or the Surviving Entity shall have delivered to the Holders an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

            (h) Financial Covenants.

                  (i) Minimum Working Capital . The Company will not permit its Consolidated Working Capital, calculated as of the last day of any fiscal quarter ending after the Closing Date, to be less than $750,000.

                  (ii) Maximum Capital Expenditures. The Company will not permit its Consolidated Capital Expenditures during any fiscal quarter to exceed $500,000 plus, for each fiscal quarter ending after September 30, 2005, the Capex Carryover Amount, if any, for the prior fiscal quarter; provided that the Consolidated Capital Expenditures during any four consecutive fiscal quarters shall not exceed $2,000,000.

                  (iii) Minimum Leverage Ratio. The Company will not permit its Consolidated Leverage Ratio, calculated as of the end of any fiscal quarter ending after the Closing Date, to exceed (x) 3.00 for fiscal quarters ending on or before December 31, 2005, (y) 2.75 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) 2.50 for fiscal quarters ending on or after March 31, 2007.

                  (iv) Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter (calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times
(y) 4/3) to be less than (x) $5,000,000 for fiscal quarters ending on or before December 31, 2005, (y) $4,500,000 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) $4,000,000 for fiscal quarters ending on or after March 31, 2007.

                  (v) Minimum Fixed Charge Coverage Ratio. The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any fiscal quarter to be less than (x) 1.20 for fiscal quarters ending on or before December 31, 2005, or
(y) 1.25 for fiscal quarters ending on or after March 31, 2006.

      8.    EVENTS OF DEFAULT

            Upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Failure to Make Payments When Due. Failure to pay interest on the Notes or any other amount payable under this Agreement or the Transaction Documents when the same becomes due and payable and the default continues for a period of five Business Days; and failure to pay the principal on the Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise.

            (b) Breach of Negative Covenants. Default in the observance or performance of any other covenant or agreement contained in Section 7 of this Agreement.

            (c) Breach of Covenants. Default in the observance or performance of any other covenant or agreement contained in this Agreement or the Transaction Documents which default continues for a period of (i) 30 Business Days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Holders holding at least 25% of the outstanding principal amount of the Notes (the "Initial Cure Period"), (ii) or if such default cannot be reasonably cured within the Initial Cure Period and provided that the Company commences such cure within the Initial Cure Period and thereafter diligently pursues such cure, such longer period, not to exceed an additional 30 calendar days after the Initial Cure Period, as may be necessary to cure such default.

            (d) Default Under Other Agreements. Default under any mortgage, indenture or other instrument or agreement under which there may be issued, or by which there may be secured or evidenced, Indebtedness of the Company or any of its Subsidiaries, which default (i) is caused by a failure to pay such Indebtedness at its express final maturity within the applicable express grace period (and such failure continues for a period of 20 days or more) or (ii) results in the acceleration of such Indebtedness prior to its express final maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company of its Subsidiaries of such notice of acceleration).

            (e) Judgments. One or more judgments in an aggregate amount in excess of $1,000,000 shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable.

            (f) Bankruptcy. (i) The Company or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Code:

                        (1) commences a voluntary case or proceeding;

                        (2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                        (3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                        (4) makes a general assignment for the benefit of its creditors; or

                  (ii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:

                        (1) is for relief against the Company or any of its Subsidiaries in an involuntary case or proceeding;

                        (2) appoints a Custodian of the Company or any of its Subsidiaries for all or substantially all of their properties taken as a whole; or

                        (3) orders the liquidation of the Company or any of its Subsidiaries; and in each case the order or decree remains unstayed and in effect for 60 days.

            (g) Event of Default Under Convertible Subordinated Notes. Any Event of

Default, as defined in any of the Convertible Subordinated Notes, Securities Purchase Agreement or any other Securities Purchase Document.

            (h) Remedies. If an Event of Default (other than an Event of Default specified in Section 8(f) above with respect to the Company) shall occur and be continuing, the Holders holding at least 25% of the outstanding principal amount of the Notes, may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the other Holders specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable. If an Event of Default specified in Section 8(f) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the any Holder.

      At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid to each Holder its reasonable compensation and reimbursed each Holder for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in Section 8(f), the Holders shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

      The Holders may waive any existing Default or Event of Default under this Agreement, and its consequences, except a default in the payment of the principal of or interest on any Notes.

      Under this Agreement, the Company is required to provide an officers' certificate to the Holders promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

      9.    REGISTER; TRANSFER AGENT INSTRUCTIONS

            (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives.

            (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Holder or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Holder to the Company upon exercise of the Warrants in the form of Exhibit D attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9(b), and stop transfer instructions to give effect to Section 4(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents and applicable law. If any Holder effects a sale, assignment or transfer of the Securities in accordance with Section 4(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Holder, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9(b), that Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      10.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

            (a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to the Initial Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, by each of the Initial Purchasers provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Initial Purchaser with prior written notice thereof:

                  (i) Such Initial Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Initial Purchaser shall have delivered to the Company the Purchase Price by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Initial Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Initial Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Initial Purchaser at or prior to the Closing Date.

                  (iv) Such Initial Purchaser shall have delivered to the Company a completed "accredited investor" questionnaire.

      11.   CONDITIONS TO EACH INITIAL PURCHASERS' OBLIGATION TO PURCHASE

            (a) Closing Date. The obligation of each Initial Purchaser hereunder to purchase the Notes and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Initial Purchaser's sole benefit and may be waived by such Initial Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company and, to the extent it is a party thereto, each of it Subsidiaries, shall have executed and delivered to such Initial Purchaser
(A) each of the Transaction Documents, (B) the Notes (in such principal amounts as such Initial Purchaser shall request) being purchased by such Initial Purchaser at the Closing pursuant to this Agreement and (C) the Warrants (in such amounts as such Initial Purchaser shall request) being purchased by such Initial Purchaser at the Closing pursuant to this Agreement.

                  (ii) Such Initial Purchaser shall have received evidence from the Company that funds in the amount of at least Thirty Million Dollars ($30,000,000) shall have been invested in the Company by the purchasers thereof in the Convertible Subordinated Notes.

                  (iii) Such Initial Purchaser and the Collateral Agent shall have received the opinions of Richardson & Patel LLP and Sheppard, Mullin, Richter & Hampton LLP, the Company's outside special counsel for this transaction, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers.

                  (iv) The Company shall have delivered to the Initial Purchasers a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (v) The Company shall have delivered to such Initial Purchaser a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

                  (vi) The Company shall have delivered to such Initial Purchaser a certificate evidencing the qualification of the Company and each of its Subsidiaries as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of the State of California and the Secretary of State (or comparable office) of each other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect; and (B) a certificate evidencing the qualification of each Subsidiary of the Company as a foreign entity and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case, as of a date within 30 days of the Closing Date along with a bring-down confirmation of such qualification and good standing as of the Closing Date.

                  (vii) The Company shall have delivered to such Initial Purchaser (A) a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date, and (B) a certified copy of the certificate of incorporation or formation or each Subsidiary of the Company as certified by the Secretary of State of the jurisdiction of formation of such Subsidiary within ten (10) days of the Closing Date.

                  (viii) The Company shall have delivered to such Initial Purchaser (A) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 5(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Initial Purchaser, (y) the Certificate of Incorporation and (z) the Bylaws, each as in effect at the Closing, and (B) a certificate, executed by the Secretary of each Subsidiary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 5(b) as adopted by such Subsidiary's Board of Directors in a form reasonably acceptable to such Initial Purchaser, (y) the certificate of incorporation or other formation documents of such Subsidiary and (z) the bylaws of such Subsidiary, each as in effect at the Closing, in each case in the form attached hereto as Exhibit F.

                  (ix) The representations and warranties of the Company and its Subsidiaries in the Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and its Subsidiaries at or prior to the Closing Date. Such Initial Purchaser shall have received a certificate, executed by the Secretary of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Initial Purchaser in the form attached hereto as Exhibit G.

                  (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

                  (xi) The Company and each Subsidiary shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

                  (xii) Such Initial Purchaser shall have completed its due diligence review of MediaDefender, Inc. to its sole satisfaction.

                  (xiii) Such Initial Purchaser shall have received executed copies of the MD Documents and any amendments, waivers, consents, schedules, exhibits, certificates and legal opinions related thereto, which shall be in form and substance satisfactory to the Initial Purchaser. The tax and legal structure of the MD Acquisition shall be satisfactory to such Initial Purchaser. The MD Documents shall remain in full force and effect.

                  (xiv) The MD Acquisition shall comply in all material respects with all applicable securities and tax laws and regulations. MediaDefender, Inc., the Company and each of their Subsidiaries shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the MD Acquisition.

                  (xv) The Company shall have obtained the consent of its directors and the directors and a majority of the stockholders of MediaDefender, Inc. to the MD Acquisition.

                  (xvi) The Company shall have delivered to the Initial Purchasers the lock-up agreements in the form of Exhibit I hereto (the "LOCK-UP AGREEMENTS"), executed by the Persons listed on Schedule 11(a)(xvi) hereto.

                  (xvii) The Company and each of its Subsidiaries shall have executed and delivered a Pledge Agreement in the form of Exhibit J (the "PLEDGE AGREEMENT") and shall have delivered to the Collateral Agent, as secured party thereunder, all of the Pledged Collateral, if any, referred to therein and then owned by the Company or such Subsidiary, (A) endorsed in blank in the case of notes or other evidences of indebtedness constituting Pledged Collateral and (B) together with executed and undated stock powers in the case of Capital Stock constituting Pledged Collateral.

                  (xviii) The Company and each of its Subsidiaries shall have executed and delivered a Security Agreement in the form of Exhibit K (the "SECURITY AGREEMENT") covering all of the present and future Security Agreement Collateral of the Company and each such Subsidiary, together with: (A) proper Financing Statements (Form UCC-1 or the equivalent) fully completed and authorized for filing under the UCC in the appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; (B) certified copies of search results, or equivalent reports, listing all effective financing statements that name the Company, MediaDefender or any of their respective Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such other financing statements that name the Company, MediaDefender or any of their respective Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received UCC termination statements or such other termination statements as shall be required by local law fully executed for filing); (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Documents as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

                  (xix) The Company and each of its Subsidiaries shall have executed and delivered (a) the Trademark Collateral Security and Pledge Agreement in the form of Exhibit L (the "TRADEMARK SECURITY AGREEMENT"), (b) the Patent Security Agreement in the form of Exhibit M (the "PATENT SECURITY AGREEMENT") and (c) the Copyright Security Agreement in the form of Exhibit N (the "COPYRIGHT SECURITY AGREEMENT") covering all of the present and future Trademark Collateral, Patent Collateral and Copyright Collateral respectively of the Company and each such Subsidiary, together with: (A) proper Financing Statements (Form UCC-1 or the equivalent), in each case fully completed and authorized for filing under the UCC or other appropriate filing offices (including, without limitation, the United States Patent and Trademark Office) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Trademark Security Agreement and the Patent Security Agreement; and (B) evidence of the completion of, or satisfactory arrangements for, all other recordings and filings of, or with respect to, the Trademark Security Agreement and the Patent Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Trademark Security Agreement and the Patent Security Agreement.

                  (xx) The Company shall have executed and delivered to the Initial Purchasers the Account Control Agreement in the form of Exhibit O hereto (the "ACCOUNT CONTROL AGREEMENT").

                  (xxi) Each of the Company's Subsidiaries shall have executed and delivered to the Initial Purchasers the Subsidiary Guaranty in the form of Exhibit H hereto (the "SUBSIDIARY GUARANTY").

                  (xxii) The Company shall have delivered to, or caused to be delivered to, the Initial Purchasers certified copies of the following documents (if any): (A) all material agreements entered into by the Company or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock, together with a list of all shareholders who have entered into such agreements with the Company (collectively, the "SHAREHOLDERS' AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers; (B) all material management or consulting agreements entered into by the Company or any of its Subsidiaries with members of, or with respect to, the management of the Company or any of its Subsidiaries (collectively, the "MANAGEMENT AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers; (C) certified copies of all material employment or individual service agreements entered into by the Company or any of its Subsidiaries (collectively, the "EMPLOYMENT AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers; (D) any non-compete agreement entered into by the Company or any of its Subsidiaries which restricts or limits the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area (collectively, the "NON-COMPETE AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers; (E) all tax sharing, tax allocation and other similar agreements entered into by the Company or any of its Subsidiaries (collectively, the "TAX SHARING AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers; and (F) all agreements evidencing or relating to Indebtedness of the Company or any of its Subsidiaries which is to remain outstanding after giving effect to the issuance of the Notes on the Closing Date (collectively, the "EXISTING

INDEBTEDNESS AGREEMENTS"), in form and substance reasonably satisfactory to the Initial Purchasers.

                  (xxiii) Each holder of the Convertible Subordinated Notes shall have executed and delivered to the Initial Purchasers the Subordination Agreement in the form of Exhibit P hereto (the "SUBORDINATION AGREEMENT").

                  (xxiv) The Company shall have delivered to the Initial Purchasers the voting agreements in the form of Exhibit S hereof (the "VOTING AGREEMENTS"), executed by the Persons listed on Schedule 11(a)(xxiv) hereto.

                  (xxv) The Company shall have delivered to the Initial Purchasers such other documents relating to the transactions contemplated by this Agreement as any Initial Purchaser or its counsel may reasonably request.

      12. TERMINATION. In the event that the Closing shall not have occurred with respect to an Initial Purchaser on or before five (5) Business Days from the date hereof due to the Company's or such Initial Purchaser's failure to satisfy the conditions set forth in Sections 10 and 11 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 12, the Company shall remain obligated to reimburse the non-breaching Initial Purchasers for the expenses described in
Section 6(g) above.

      13. MISCELLANEOUS

                  (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE

HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Initial Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Initial Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 13(e) shall be binding on all Initial Purchasers and any Holders of Securities, as applicable; provided, however, that no such amendment shall (i) extend the maturity of the Note, reduce the interest rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, change the conversion price or reduce any amount payable on redemption or repurchase thereof or affect any amounts due to any Holder under any of the Transaction Documents without the consent of such Holder or (ii) reduce the aforesaid percentage of the Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all Notes then outstanding. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes, or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Initial Purchaser relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    ARTISTdirect, Inc.
                                    10900 Wilshire Boulevard,
                                    Suite 1400
                                    Los Angeles, California 90024
                                    Telephone: (310) 443-5360
                                    Facsimile: (310) 443-5361
                                    Attention: Robert N. Weingarten

                                    Copy to (for informational purposes):

                                    Richardson & Patel LLP
                                    10900 Wilshire Boulevard, Suite 500
                                    Los Angeles, California 90024
                                    Telephone: (310) 208-1182
                                    Facsimile: (310) 208-1154
                                    Attention: Erick E. Richardson, Esq.

                                    Copy to (for informational purposes):

                                    Sheppard, Mullin, Richter & Hampton LLP
                                    333 South Hope Street, 48th Floor
                                    Los Angeles, California 90071
                                    Telephone: (213) 620-1780
                                    Facsimile: (213) 620-1398
                                    Attention: David H. Sands, Esq.

                           If to the Company's transfer agent:

                                    American Stock Transfer & Trust Company
                                    59 Maiden Lane - Plaza Level
                                    New York, New York 10038
                                    Telephone: (718) 921-8360
                                    Facsimile: (718) 921-8310
                                    Attention: Karen A. Lazar

                           If to an Initial Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers,

                           If to the Collateral Agent:

                                    U.S. Bank National Association
                                    633 West Fifth Street, 24th Floor
                                    Los Angeles, California 90071
                                    Telephone: (213) 615-6047
                                    Facsimile: (213) 615-6197
                                    Attention: Corporate Trust Services
                                    (ARTISTdirect, Inc. 2005 Note and Warrant
                                    Purchase Agreement)

                           with a copy (for informational purposes only) to:

                                    Latham & Watkins, LLP
                                    633 W. Fifth Street, Suite 4000
                                    Los Angeles, California 90071
                                    Telephone: (213) 891-8116
                                    Facsimile: (213) 891-8763
                                    Attention: Thomas Sadler, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively; provided however that the foregoing clause (B) shall only be valid if such communication contained in the facsimile is delivered by an overnight courier service within 24 hours of the transmission of facsimile. Copies to legal counsel shall not constitute notice under this Agreement.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. A Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. Unless this Agreement is terminated under Section 12, the representations and warranties of the Company and the Initial Purchasers contained in Sections 4 and 5 and the agreements and covenants set forth in Sections 2, 3, 6, 7, 8, 9 and 13 shall survive the Closing. Each Initial Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Indemnification. In consideration of each Initial Purchaser's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Holder and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Holder pursuant to Section 6(i), or (iv) the status of such Holder or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 13(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Remedies. Each Initial Purchaser and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Holders. The Company therefore agrees that the Holders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

            (n) Payment Set Aside. To the extent that the Company makes a payment or payments to Holder hereunder or pursuant to any of the other Transaction Documents or the Holders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (o) Independent Nature of Initial Purchasers' Obligations and Rights. The obligations of each Initial Purchaser under any Transaction Document are several and not joint with the obligations of any other Initial Purchaser, and no Initial Purchaser shall be responsible in any way for the performance of the obligations of any other Initial Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Initial Purchaser pursuant hereto or thereto, shall be deemed to constitute the Initial Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Initial Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Initial Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Initial Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Initial Purchaser to be joined as an additional party in any proceeding for such purpose.

            (p) Business Day. In the event that any due date falls on a day that is not a Business Day, then the applicable due date shall be the next Business Day thereafter.

      14. THE COLLATERAL AGENT

            (a) Appointment. The Holders of the Securities hereby irrevocably designate U.S. Bank National Association, a national banking association, as Collateral Agent to act as specified herein and in the other Transaction Documents. Each Initial Purchaser hereby irrevocably authorizes, and each Holder by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on their behalf under the provisions of this Agreement, the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The

Collateral Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

            (b) Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Transaction Documents. Neither the Collateral Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Transaction Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Initial Purchaser or Holder; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein or therein.

            (c) Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Initial Purchaser and each Holder, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making and the continuance of the loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Company and its Subsidiaries and, except as expressly provided in this Agreement, the Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Initial Purchaser or Holder with any credit or other information with respect thereto, whether coming into its possession before the making of the loans or at any time or times thereafter. The Collateral Agent shall not be responsible to any Initial Purchaser or Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of the Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            (d) Certain Rights of the Collateral Agent.(e) If the Collateral Agent shall request instructions from the Holders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Holders; and the Collateral Agent shall not incur liability to any Holder by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Holders, as applicable.

            (f) Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, e-mail, facsimile message, order or other document or telephone message signed, sent or made by any Person that the Collateral Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Transaction Document and its duties hereunder and thereunder, upon advice of counsel selected by the Collateral Agent.

            (g) Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Company or any of its Subsidiaries, the Holders will reimburse and indemnify the Collateral Agent in proportion to the principal amount of their Notes for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Collateral Agent in performing its respective duties, if any, hereunder or under any other Transaction Document or in any way relating to or arising out of this Agreement or any other Transaction Document; provided, that no Holder shall be liable to any Person indemnified hereunder for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such indemnified Person's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

            (h) The Collateral Agent in Its Individual Capacity. With respect to its obligation to purchase Notes or Warrants under this Agreement, the Collateral Agent shall have the rights and powers specified herein for an Initial Purchaser and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms Initial Purchasers and Holders or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to the Company or any Subsidiary of the Company (or any Person engaged in a similar business with the Company or any Subsidiary of the Company) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Company or any Subsidiary of the Company for services in connection with this Agreement and otherwise without having to account for the same to the Holders.

            (i) Holders. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            (j) Resignation by the Collateral Agent.

                  (1) The Collateral Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Transaction

      Documents at any time by giving 15 Business Days' prior written notice to the Holders and, to the extent permitted by applicable law, the Company. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (2) and (3) below or as otherwise provided below.

                  (2) Upon any such notice of resignation by the Collateral Agent, the Holders shall appoint a successor Collateral Agent hereunder or thereunder who shall be a commercial bank or trust company and if no Event of Default has occurred and is continuing, such successor Collateral Agent shall be acceptable to the Company, which acceptance shall not be unreasonably withheld or delayed.

                  (3) If a successor Collateral Agent shall not have been so appointed within such 15 Business Day period, the Collateral Agent may apply to a court of competent jurisdiction to appoint a successor collateral agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Holders appoint a successor Collateral Agent as provided above.

                  (4) If no successor Collateral Agent has been appointed pursuant to clause (2) or (3) above by the 15th Business Day after the date such notice of resignation was given by the Collateral Agent, the Collateral Agent's resignation shall become effective and the Holders shall thereafter perform all the duties of the Collateral Agent hereunder and/or under any other Transaction Document until such time, if any, as the Holders appoint a successor Collateral Agent as provided above

      15. DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "1933 ACT" means the Securities Act of 1933, as amended

      "1934 ACT" means the Securities Exchange Act of 1934, as amended

      "ACCELERATION NOTICE" has the meaning provided in Section 8(g).

      "ACCOUNT CONTROL AGREEMENT" has the meaning provided in Section 11(a)(xx).

      "AFFILIATE" shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "AGENT" has the meaning provided in Section 5(g).

      "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, assignment or other transfer for value by the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries of any property or assets of the Company or any Subsidiary other than in the ordinary course of business.

      "BASKET" has the meaning provided in Section 7(b)(i).

      "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or Los Angeles, California.

      "BYLAWS" has the meaning provided in Section 5(r).

      "CASH EQUIVALENTS" means, with respect to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (e) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within six months from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above.

      "CAPEX CARRYOVER AMOUNT" means, for any fiscal quarter, (i) the amount of Consolidated Capital Expenditures permitted during such fiscal quarter pursuant to Section 7(h)(ii) (after giving effect to the Capex Carryover Amount, if any, for the previous fiscal quarter) minus (ii) the Consolidated Capital Expenditures during such fiscal quarter.

      "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person, and in each case any options, warrants or other rights to purchase or acquire such stocks, shares and interests.

      "CAPITALIZED LEASE OBLIGATIONS" means all rental obligations of the Company and its Subsidiaries which, under GAAP, are or will be required to be capitalized on the books of the Company and its Subsidiaries, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

      "CERTIFICATE OF INCORPORATION" has the meaning provided in Section 5(r).

      "CHANGE OF CONTROL" shall mean the occurrence of any one or more of the following events: (a) any sale, lease, exchange or transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries to any Person or "group" (within the meaning of the 1934 Act and the rules of the SEC thereunder in effect on the date hereof), (b) any Person or "group" (within the meaning of the 1934 Act and the rules of the SEC thereunder in effect on the date hereof) shall own 20% or more of the voting stock of the Company at any time, (c) after giving effect to the MD Acquisition, the Company shall cease to own all of the voting and economic interests of the MediaDefender, Inc. or (d) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of such entity holding office on the Closing Date or (ii) appointed by the directors or the directors holding office on the Closing Date so nominated.

      "CLOSING" has the meaning provided in Section 1(a)(i).

      "CLOSING DATE" has the meaning provided in Section 1(a)(ii).

      "COMMON STOCK" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

      "COMPLIANCE COSTS" means, for any period, all costs and expenses incurred by the Company directly as a result of complying with its obligations under Sections 6(f), 6(i), 6(p), 6(r) and 6(s) of this Agreement and under the Registration Rights Agreement, including but not limited to (a) the costs of all legal and accounting services related to preparing a Form 8-K describing the MD Acquisition and a Form 8-K/A containing 2003 and 2004 audited financial statements of MediaDefender, Inc., June 30, 2005 interim financial statements and pro forma financial statement disclosures, (b) the costs of preparing and filing a registration statement with the SEC registering the Warrant Shares,
(iii) the costs of a consultant to determine purchase price allocations and the accounting value of the Warrants, (iv) a public relations firm to manage publicity for the MD Acquisition and the financing related thereto, and (v) the costs of applying to Nasdaq for a listing on the SmallCap or National Market System.

      "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by the Company and its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefore or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a balance sheet of the Company and its Subsidiaries plus (b) the aggregate principal amount of all indebtedness (including Capitalized Leases Obligations) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance or condemnation proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance or condemnation proceeds, as the case may be.

      "CONSOLIDATED EBITDA" means, for the Company and its Subsidiaries for any period, an amount equal to (a) the sum (without duplication) of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense; (B) income tax expense; (C) depreciation and amortization; (D) net losses on Asset Sales for such period; (E) other non-cash charges for such period (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) (F) transaction costs and expenses related directly to the

MD Acquisition; provided that the total costs and expenses added back pursuant to this clause (F) for all periods shall not exceed $250,000; (G) litigation costs and expenses and settlement costs incurred on or prior to the Closing Date; provided that the total costs and expenses added back pursuant to this clause (G) for all periods shall not exceed $70,000; and (H) Compliance Costs; provided that the Compliance Costs added back pursuant to this clause (H) for all periods shall not exceed $500,000 minus (b) to the extent included in determining Consolidated Net Income for such period, (i) net gains on Assets Sales for such period, (ii) other non-cash items increasing Consolidated Net Income for such period (excluding any non-cash gains for such period resulting from the reversal of an accrual or reduction or elimination of a reserve established in a prior period to the extent the related non-cash charge was excluded in accordance with clause (a)(ii)(E) immediately above), in each case determined for such period on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

      "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense paid in cash during such period, (b) scheduled principal payments made on Consolidated Indebtedness during such period, (c) income tax expense of the Company and its Subsidiaries for such period, (d) lease or rent expense of the Company and its Subsidiaries for such period and (e) Consolidated Maintenance Capital Expenditures for such period, in each case determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED INDEBTEDNESS" means, at any time, the aggregate amount of all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP at such time.

      "CONSOLIDATED INTEREST EXPENSE" means, for the Company and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the total interest expense of the Company and its Subsidiaries for such period, including without limitation the interest component of any payments in respect of Capitalized Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period).

      "CONSOLIDATED LEVERAGE RATIO" means, at any time, the ratio of (i) (a) Consolidated Indebtedness at such time minus (b) the aggregate amount of Indebtedness evidenced by the Convertible Subordinated Notes and subject to the Subordination Agreement at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended; provided, however, that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times
(y) 4/3.

      "CONSOLIDATED MAINTENANCE CAPITAL EXPENDITURES" means, for any period, the portion of Consolidated Capital Expenditures for such period used to repair and maintain computer servers and other assets existing on the first day of such period, including but not limited to expenditures for the purchase of memory, powerstrips, routers, firewalls, hard disk drives, power supplies, computer fans and other miscellaneous computer parts and software.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Company and its Subsidiaries, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets, (iii) the net income (or loss) of any Subsidiary of the Company if and to the extent such Subsidiary is unable or otherwise prohibited by any contractual restrictions, charter documents, or law applicable to such Subsidiary to make or pay any dividend or distribution to the holders of its equity interests, except to the extent such net income is actually made or paid as a dividend or distribution to the Company or any Subsidiary not subject to such restrictions and (iv) any income (or loss) of any Person (other than MediaDefender, Inc.) accrued prior to the date (a) such Person becomes a Subsidiary, (b) is merged into or consolidated with the Company or any of its Subsidiaries or (c) such Person's assets are acquired by the Company or any of its Subsidiaries, in each case determined for such period on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED WORKING CAPITAL" means, at any time, (i) the consolidated current assets (excluding cash and assets related to discontinued operations) of the Company and its Subsidiaries at such time minus (ii) the consolidated current liabilities (excluding the current portion of long term Indebtedness and liabilities related to discontinued operations) of the Company and its Subsidiaries at such time, each as determined in accordance with GAAP.

      "CONTINGENT OBLIGATION" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

      "CONTROLLED ACCOUNTS" has the meaning provided in Section 6(x).

      "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

      "CONVERTIBLE SUBORDINATED NOTES" means all Indebtedness of the Company and its Subsidiaries incurred pursuant to the Securities Purchase Agreement and the other Securities Purchase Documents.

      "CONVERSION SHARES" shall have the meaning given in the Securities Purchase Agreement.

      "COPYRIGHT COLLATERAL" means all of the "Collateral" as defined in the Copyright Security Agreement

      "COPYRIGHT SECURITY AGREEMENT" has the meaning provided in Section 11(a)(xix)

      "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the date six (6) months after the Maturity Date, or any other Capital Stock of such Person or its subsidiaries designated as Disqualified Capital Stock by such Person at the time of issuance; provided, however, that if such Capital Stock is either

(i) redeemable or repurchasable solely at the option of such Person or (ii) issued to employees of the Company or the Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated.

      "EMPLOYMENT AGREEMENTS" has the meaning provided in Section 11(a)(xxii).

      "ENVIRONMENTAL LAWS" has the meaning provided in Section 5(y).

      "EVENT OF DEFAULT" has the meaning provided in Section 8.

      "EXCESS CASH FLOW" means, for any period, (A) the Consolidated EBITDA for such period minus (B) the sum (without duplication) of (i) Consolidated Interest Expense paid in cash during such period, (ii) income tax expense paid by in cash by the Company and its Subsidiaries during such period, (iii) voluntary principal payments on the Notes made during such period, and (iv) Consolidated Capital Expenditures permitted pursuant to Section 7(h) which are paid in cash during such period (other than Consolidated Capital Expenditures financed (but only to the extent financed) with equity proceeds, insurance or condemnation proceeds or Indebtedness proceeds), in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

      "EXISTING INDEBTEDNESS AGREEMENTS" has the meaning provided in Section 11(a)(xxii).

      "FISCAL YEAR" means a fiscal year of the Company and its Subsidiaries ending on December 31 in any calendar year.

      "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries to another Person, or (c) be subject to an offer from another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the 1934 Act) to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the 1934 Act) whereby such other Person or group acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Stock..

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied. References to GAAP for calculation of financial covenants and Excess Cash Flow herein shall be to GAAP as in effect on the Closing Date.

      "GUARANTOR" means (i) each of the Subsidiary of the Company existing on the Closing Date, and (ii) each future Subsidiary of the Company.

      "GUARANTY" means the Guaranty, in the form of Exhibit H executed by each Guarantor.

      "HAZARDOUS MATERIALS" has the meaning provided in Section 5(y).

      "HOLDERS" means the Initial Purchasers and each of their respective successors and assigns.

      "INDEBTEDNESS" means, with respect to any Person, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, Capitalized Lease Obligations (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capitalized Lease Obligations, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (vii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

      "INDEMNITEES" has the meaning provided in Section 13(k).

      "INDEMNIFIED LIABILITIES" has the meaning provided in Section 13(k).

      "INITIAL 8-K FILING" has the meaning provided in Section 6(i).

      "INSOLVENT" means, with respect to any Persion (i) the present fair saleable value of the assets of such Person is less than the amount required to pay the total Indebtedness of such Person, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      "INTELLECTUAL PROPERTY RIGHTS" has the meaning provided in Section 5(x).

      "INTEREST PAYMENT DATE" has the meaning provided in Section 2(b).

      "INVESTMENTS" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be; and (ii) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes (it being understood that the purchase of Capital Stock shall not be deemed to occur in the ordinary course of business for purposes of this clause). For the purposes of Section 7(b), the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment to the extent that payment of dividends or distributions or receipt of any such amounts would be included in the Basket. If the Company or any Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

      "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS" has the meaning provided in
Section 9(b).

      "KNOWLEDGE" means the actual knowledge of (i) the Company's Chief Executive Officer and Chief Financial Officer, and (ii) the President and Chief Executive Officer and Vice President of Business Development of MediaDefender, Inc.

      "LIEN" with respect to any property, whether personal or real, tangible or intangible, shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

      "LOCK-UP AGREEMENTS" has the meaning provided in Section 11(a)(xvi).

      "MANAGEMENT AGREEMENTS" has the meaning provided in Section 11(a)(xv).

      "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

      "MATURITY DATE" has the meaning provided in Section 2(a).

      "MD 8-K FILING" has the meaning provided in Section 6(i).

      "MD ACQUISITION" has the meaning provided in Section 5(ee).

      "MD DOCUMENTS" has the meaning provided in Section 5(ee).

      "MERGER AGREEMENT" has the meaning provided in Section 6(i).

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET CASH PROCEEDS" means, with respect to any Asset Sale, the cash or cash equivalents received by the Company or any of its Subsidiaries in connection with such Asset Sale

(including, without limitation any amount received, when received from any non-cash proceeds) net of (a) actual and reasonable out of pocket expenses and fees relating to such Asset Sale (other than expenses paid to the Company or any Subsidiary or Affiliate of the Company), and (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements.

      "NON-COMPETE AGREEMENTS" has the meaning provided in Section 11(a)(xv).

      "NOTES" has the meaning provided in Clause B of the Whereas clauses.

      "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

      "PATENT COLLATERAL" means all of the "Collateral" as defined in the Patent Security Agreement.

      "PATENT SECURITY AGREEMENT" has the meaning provided in Section
11(a)(xix).

      "PERMITTED INVESTMENTS" means (i) Investments by the Company or any of its Subsidiaries in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Subsidiary of the Company; (ii) Investments by any Subsidiary of the Company in the Company or any of its Subsidiaries; (iii) Investments in cash and Cash Equivalents; (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement or delinquent obligations and disputes with trade creditors or customers; and (v) Investments identified in Schedule 15.

      "PERMITTED LIENS" means (i) Liens for taxes, assessments and governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business or deposits made to obtain the release of such Liens, and in each case with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security or similar legislation; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, governmental contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to a Default or Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary of the Company; (xi) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (xii) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Subsidiary of the Company of its obligations under such lease; and (xiii) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Agreement and under which the Company or any Subsidiary of the Company is lessee.

      "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      "PLEDGE AGREEMENT" has the meaning provided in Section 11(a)(xvii).

      "PLEDGED COLLATERAL" means all of the "Pledged Collateral" as defined in the Pledge Agreement.

      "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      "PRINCIPAL MARKET" has the meaning provided in Section 5(d).

      "PURCHASE PRICE" has the meaning provided in Section 1(a)(iii).

      "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

      "REFERENCE DATE" has the meaning provided in Section 7(b)(i).

      "REGISTRATION RIGHTS AGREEMENT" has the meaning provided in Clause C of the Whereas clauses.

      "REGULATION D" means Rule 506 of Regulation D as promulgated by the SEC under the 1933 Act.

      "REPORTING PERIOD" has the meaning provided in Section 6(c).

      "REQUIRED HOLDERS" means, as of any date of determination, the holders of at least 51% of the unpaid principal amount of the Notes then outstanding.

      "RESTRICTED PAYMENT" has the meaning provided in Section 7(b)(i).

      "RULE 144" has the meaning provided in Section 4(f).

      "S&P" means Standard & Poor's Ratings Services.

      "SEC" means United States Securities and Exchange Commission.

      "SEC DOCUMENTS" means all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act (including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein).

      "SECURITIES" has the meaning provided in Clause D of the Whereas clauses.

      "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of the date hereof among the Company, Holdings and the Initial Purchasers (as identified and defined therein) of $30,000,000 of 4.0% Subordinated Convertible Notes due July 28, 2009, as in effect on the Closing Date.

      "SECURITIES PURCHASE DOCUMENTS" means the Securities Purchase Agreement and all other agreements, documents and instruments governing or evidencing the Convertible Subordinated Debt or the related warrants executed and delivered in connection with the Securities Purchase Agreement, as in effect on the Closing Date.

      "SECURITY AGREEMENT" has the meaning provided in Section 11(a)(xviii).

      "SECURITY AGREEMENT COLLATERAL" means all of the "Collateral" as defined in the Security Agreement.

      "SECURITY DOCUMENTS" means the Security Agreement, and each of the collateral documents, instruments and agreements delivered pursuant to Section 11, and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Holders.

      "SHAREHOLDERS' AGREEMENTS" has the meaning provided in Section
11(a)(xxii).

      "STOCKHOLDER APPROVAL" has the meaning provided in Section 6(r).

      "STOCKHOLDER MEETING" has the meaning provided in Section 6(r).

      "STOCKHOLDER MEETING DEADLINE" has the meaning provided in Section 6(r).

      "SUBORDINATION AGREEMENT" has the meaning provided in Section
11(a)(xxiii).

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "SURVIVING ENTITY" has the meaning provided in Section 7(g).

      "TAX SHARING AGREEMENTS" has the meaning provided in Section 11(a)(xxii).

      "TEST PERIOD" shall mean each period of four consecutive fiscal quarters of the Company and its Subsidiaries then last ended (in each case taken as one accounting period).

      "TRADEMARK COLLATERAL" means all of the "Collateral" as defined in the Trademark Security Agreement.

      "TRADEMARK SECURITY AGREEMENT" has the meaning provided in Section 11(a)(xix).

      "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Security Agreement, the Pledge Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Warrants, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

      "UCC" shall mean the Uniform Commercial Code of the applicable jurisdiction.

      "VOTING AGREEMENT" has the meaning provided in Section 11(a)(xxiv).

      "WARRANTS" has the meaning provided in Clause B of the Whereas clauses.

      "WARRANT SHARES" has the meaning provided in Clause B of the Whereas clauses.

      "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Initial Purchasers, Collateral Agent and the Company have caused their respective signature page to this Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

                                             COMPANY:
                                             ARTISTDIRECT, INC.

                                             By: /s/ Robert N. Weingarten
                                                 ---------------------------
                                                 Name: Robert N. Weingarten
                                                 Title: Chief Financial Officer

         IN WITNESS WHEREOF, the Initial Purchasers, Collateral Agent and the Company have caused their respective signature page to this Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

                                                  INITIAL PURCHASERS:
                                                  JMB CAPITAL PARTNERS, L.P.

                                                  By: /s/ Cyrus Hadidi
                                                      -------------------------
                                                      Name: Cyrus Hadidi
                                                      Title: Analyst

                                                  JMG CAPITAL PARTNERS, L.P.

                                                  By: /s/ [Illegible]
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                  JMG TRITON OFFSHORE FUND, LTD

                                                  By: /s/ [Illegible]
                                                      -------------------------
                                                      Name:
                                                      Title:

                                                  CCM MASTER QUALIFIED FUND, LTD

                                                  By: /s/ Clint D. Coghill
                                                      -------------------------
                                                      Name: Clint D. Coghill
                                                      Title: Director

      IN WITNESS WHEREOF, the Initial Purchasers, Collateral Agent and the Company have caused their respective signature page to this Note and Warrant Purchase Agreement to be duly executed as of the date first written above.

                                                  COLLATERAL AGENT:

                                                  U.S. BANK NATIONAL ASSOCIATION

                                                  By: /s/ Brad E. Scarbrough
                                                      -------------------------
                                                      Name: Brad E. Scarbrough
                                                      Title: Vice President

                             SCHEDULE OF PURCHASERS

                                                                Aggregate       Number of Warrant
                         Address, and Facsimile              Principal Amount    Shares/Purchase
       Buyer                    Number                          of Notes        Price of Warrants   Purchase Price
--------------------  --------------------------------       ----------------  -------------------  --------------
    JMB Capital       1999 Avenue of the Stars,                 $9,458,333     2,166,667/$541,667    $10,000,000
   Partners, L.P.     Suite 2040
                      Los Angeles, CA 90067
                      Facsimile: (310) 286-6662
                      Attn:  Cyrus Hadidi

    JMG Capital       c/o JMG Capital Management, LLC           $1,418,750       325,000/$ 81,250    $ 1,500,000
    Partners, LP      11601 Wilshire Blvd., Suite 2180
                      Los Angeles, CA 90025
                      Facsimile:  (310) 601-2890
                      Attn:  Noelle Newton

JMG Triton Offshore   c/o JMG Capital Management, LLC            $1,418,750       325,000/$ 81,250    $ 1,500,000
     Fund, Ltd.       11601 Wilshire Blvd., Suite 2180
                      Los Angeles, CA 90025
                      Facsimile:  (310) 601-2890
                      Attn:  Noelle Newton

     CCM Master       c/o Coghill Capital                       $1,891,667       433,333/$108,333    $ 2,000,000
Qualified Fund, Ltd.  One North Wacker Dr.,
                      Suite 4350
                      Chicago, IL  60606
                      Facsimile:  (312) 324-2001
                      Attn:  Todd Cook